UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 23, 2014, FS Investment Corporation (the “Company”) adopted a distribution reinvestment plan (the “New DRP”) that will become effective on June 2, 2014. Pursuant to the New DRP, the Company will reinvest all cash dividends or distributions (“Distributions”) declared by the board of directors of the Company (the “Board”) on behalf of investors who do not elect to receive their Distributions in cash as described below (the “Participants”). As a result, if the Board declares a Distribution, then stockholders who have not elected to “opt out” of the New DRP will have their Distributions automatically reinvested in additional shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), as described below. The New DRP will be implemented in connection with the regular monthly cash Distribution anticipated to be declared in June. The timing and amount of any future Distributions to stockholders are subject to applicable legal restrictions and the sole discretion of the Board.

No action will be required on the part of a registered stockholder to have its Distributions reinvested in shares of Common Stock. A registered stockholder will be able to elect to receive an entire Distribution in cash by notifying DST Systems, Inc., the plan administrator and the Company’s transfer agent and registrar (the “Plan Administrator), in writing, so that notice is received by the Plan Administrator no later than 10 days prior to the record date for a Distribution. Those stockholders whose shares are held by a broker or other financial intermediary may be able to receive Distributions in cash by notifying their broker or other financial intermediary of their election. The Plan Administrator will set up an account for shares acquired through the DRP for each stockholder who has not affirmatively elected to receive Distributions in cash.

With respect to each Distribution pursuant to the New DRP, the Company reserves the right to either issue new shares of Common Stock or purchase shares of Common Stock in the open market in connection with implementation of the New DRP. Unless the Company, in its sole discretion, otherwise directs the Plan Administrator, (A) if the per share Market Price (as defined in the New DRP) is equal to or greater than the estimated net asset value per share (rounded up to the nearest whole cent) (“NAV”) of Common Stock on the payment date for the Distribution, then the Company will issue shares of Common Stock at the greater of (i) NAV or (ii) 95% of the Market Price; or (B) if the Market Price is less than the NAV, then, in the sole discretion of the Company, (i) shares of Common Stock will be purchased in open market transactions for the accounts of Participants to the extent practicable, or (ii) the Company will issue shares of Common Stock at NAV. Pursuant to the terms of the New DRP, the number of shares of Common Stock to be issued to a Participant will be determined by dividing the total dollar amount of the Distribution payable to a Participant by the price per share at which the Company issues such shares; provided, however, that shares purchased in open market transactions by the Plan Administrator will be allocated to a Participant based on the average purchase price, excluding any brokerage charges or other charges, of all shares of Common Stock purchased in the open market.

There will be no brokerage charges or other sales charges on newly-issued shares of Common Stock acquired by a Participant under the New DRP. The Plan Administrator’s service fee, if any, and expenses for administering the New DRP will be paid for by the Company.

If a stockholder receives Distributions in the form of Common Stock, such stockholder generally will be subject to the same federal, state and local tax consequences as if it elected to receive Distributions in cash. The stockholder’s basis for determining gain or loss upon the sale of Common Stock received in a Distribution will be equal to the total dollar amount of the Distribution payable in cash. Any stock received in a Distribution will have a holding period for tax purposes commencing on the day following the day on which the shares of Common Stock are credited to the stockholder’s account.

The Company reserves the right to amend, suspend or terminate the New DRP in accordance with the New DRP. The New DRP may be terminated by the Company upon notice in writing mailed to each Participant at least 30 days prior to any record date for the payment of any Distribution; if such notice is mailed fewer than 30 days prior to such record date, such termination will be effective immediately following the payment date for such Distribution. A Participant may terminate its account under the New DRP by so notifying the Plan Administrator, which termination will be effective immediately if the Participant’s notice is received by the Plan Administrator no later than 10 days prior to the record date for a Distribution.

All correspondence concerning the New DRP should be directed to the Plan Administrator by mail at FS Investment Services, P.O. Box 219095, Kansas City, Missouri 64121-9095 or by telephone at (877) 628-8575.

The foregoing summary of the New DRP is qualified in its entirety by the full text of the New DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Distribution Reinvestment Plan, effective as of June 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: May 23, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Distribution Reinvestment Plan, effective as of June 2, 2014.